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                                                                   EXHIBIT 99.6

                               KMART CORPORATION

                           9.06% Senior Secured Note,
                              Due February 1, 2012



No. R-                                                      ______________, 1992
U.S. $

       KMART CORPORATION, a Michigan corporation (the "Company") for value received promises to pay to or registered assigns
                              the principal sum of


                                                    DOLLARS (U.S. $___________)
together with interest from the date hereof until maturity at the rate of 9.06% per annum (computed on the basis of a 360-day year of twelve consecutive 30-day months) in installments as follows:


                 (a) one installment of interest only for the period from and including the date of issue to but not including February 1, 1992, payable on February 1, 1992;


                 (b) two hundred thirty-nine (239) equal installments, including both principal and interest, each in the amount of U.S.
         $ ____________, payable monthly on March 1, 1992 and on the first day of each month thereafter to and including January 1, 2012; and

                 (c) a final installment on February 1, 2012 in an amount equal to the entire principal and interest remaining unpaid as of said date.

         The Company further promises to pay interest at the Overdue Rate on each overdue installment of principal, premium, if any, and (to the extent permitted by law) upon each overdue installment of interest in each case from and after the due date of each such installment until paid. "Overdue Rate" shall mean the lesser of (a) the maximum rate permitted by applicable law and
(b) 11.06% per annum.


         If any amount of interest, premium, if any, or interest on or in respect of the Notes becomes due and payable on any date which not a Business Day, such amount shall be payable on the next succeeding Business Day. "Business Day" means any day other than a Saturday, Sunday, statutory holiday or other day on which banks in Detroit, Michigan, New York, New York, XXX or XXX are required by law to close or are customarily closed.


                                  EXHIBIT A
                            (to Trust Indenture)
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         All payments of principal, premium, if any, and interest shall be payable upon presentation of this Note at the principal office of XXX (the "Corporate Trustee"), located at, XXX Attention: Corporate Trust Department, as corporate trustee under the Trust Indenture dated as of January 1, 1992 (herein, together with any supplements and amendments thereto, called the
"Indenture"), from the Company to the Corporate Trustee and   XXXXXXXXXX (the
"Individual Trustee"), as trustees (the Corporate Trustee and the Individual Trustee hereinafter referred to collectively as the "Trustees"), or at the office of its successor as such Corporate Trustee, in lawful money in the United States of America. Upon any partial prepayment of this Note, said installment payments shall be reduced as provided by the Indenture.

         This Note is one of the Company's 9.06% Senior Secured Notes due February 1, 2012 (the "Notes") in an aggregate principal amount not exceeding U.S. $71,417,590.00 which, together with all Improvement Notes of the Company (as each such term is defined in the Indenture) are equally and ratably secured by and entitled to the benefits of the Indenture and the Mortgages referred to in the Indenture. Reference is hereby made to the Indenture for a description of the property thereby mortgaged, conveyed, assigned, affected and specially hypothecated, the nature and extent of the security for the Notes, the rights of the holders of the Notes, the Trustees and the Company in respect of such security and otherwise and the terms upon which the Notes are to be authenticated and delivered.

         This Note and the other Notes outstanding under the Indenture may be declared due prior to their expressed maturity dates, voluntary prepayments may be made thereon by the Company and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Indenture.

         The terms and provisions of the Indenture and the rights and obligations of the Company and the rights of the holders of the Notes may be changed and modified to the extent permitted by and as provided in the Indenture.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Corporate Trustee duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         The Company hereby waives presentment, demand, protest, notice of protest and notice of dishonor.

       This Note shall not be valid until the certificate of authentication hereon shall have been signed by the Corporate Trustee.


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       IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and its corporate seal to be affixed hereto.


                                      KMART CORPORATION

                                      By ______________________
                                         Its

ATTEST:


____________________________
     _______ Secretary





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          (FORM OF CORPORATE TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

   This Note is one of the Notes described in the within-mentioned Indenture.


                                     XXX



                                     By ________________________________
                                                Authorized Officer




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